08-Jan-96  /WLK                             PERFORMANCE CALCULATION

                                         COLONIAL GLOBAL EQUITY FUND - CLASS A

                                               Fiscal Year End: 10/31/95

                                                Inception Date: 6/8/92


                                                                     SINCE INCEPTION
                        1 YEAR ENDED 10/31/95                       6/8/92 TO 10/31/95

                       Standard        Non-Standard             Standard        Non-Standard
                        ------------    -------------------      ------------    -------------------
    Initial Inv.       $1,000.00        $1,000.00               $1,000.00       $1,000.00
    Max. Load               5.75%                                    5.75%

    Amt. Invested        $942.50        $1,000.00                 $942.50       $1,000.00
    Initial NAV           $12.69           $12.69                  $10.00          $10.00
    Initial Shares        74.271           78.802                  94.250         100.000

    Shares From Dist.      7.659            8.126                  13.907          14.756
    End of Period NAV     $12.45           $12.45                  $12.45          $12.45

    Total Return            2.00%            8.23%                  34.66%          42.87%
    Average Annual
     Total Return           2.00%            8.23%                   9.15%          11.06%



    08-Jan-96  /WLK                       PERFORMANCE CALCULATION

                                        COLONIAL GLOBAL EQUITY FUND - CLASS B

                                          Fiscal Year End: 10/31/95

                                           Inception Date: 6/8/92


                                                                       SINCE INCEPTION
                          1 YEAR ENDED 10/31/95                       6/8/92 TO 10/31/95

                         Standard         Non-Standard            Standard        Non-Standard
                          ------------     -------------------     ------------    -------------------
    Initial Inv.         $1,000.00         $1,000.00              $1,000.00        $1,000.00

    Amt. Invested        $1,000.00         $1,000.00              $1,000.00        $1,000.00
    Initial NAV             $12.63            $12.63                 $10.00           $10.00
    Initial Shares          79.177            79.177                100.000          100.000

    Shares From Dist.        7.529             7.529                 12.237           12.237
    End of Period NAV       $12.39            $12.39                 $12.39           $12.39

    CDSC                      4.91%                                    3.00%
    Total Return              2.52%             7.43%                 36.06%           39.06%

    Average Annual
     Total Return             2.52%             7.43%                  9.48%           10.18%

